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                                                                  EXHIBIT (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees and Shareholders
ING Funds Trust:

We consent to the use of our reports dated May 20, 2005 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


                                            /s/KPMG LLP



Boston, Massachusetts
July 21, 2005